UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 15, 2012

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of AmTrust Financial Services, Inc. (the “Company”) granted Barry Zyskind, the Company’s Chief Executive Officer and President, a discretionary award of 250,000 shares of restricted stock pursuant to the Company’s 2010 Omnibus Incentive Plan in recognition of the leading role played by Mr. Zyskind in the Company’s growth and profitability for fiscal year 2011 and the five-year period ended December 31, 2011. The Compensation Committee considered the milestones the Company achieved in 2011, under Mr. Zyskind’s direction, in gross written premium, operating earnings, net income, return on equity and book value per share, and the fact that Mr. Zyskind has not received any equity awards since the Company went public in November 2006. The fair value of each restricted share is equal to the market price of the Company’s common stock ($27.25) at the date of grant. The shares of restricted stock are subject to a four-year vesting schedule, vesting 25% on the first, second, third and fourth anniversaries of the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	February 20, 2012

/s/ Stephen Ungar
Stephen Ungar
General Counsel and Secretary